Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Avaya Holdings Corp. of our report dated December 21, 2018 relating to the financial statements, which appears in Avaya Holdings Corp.'s Annual Report on Form 10-K for the year ended September 30, 2019.
/s/ PricewaterhouseCoopers LLP
San Jose, California
March 6, 2020